Exhibit 5.1

599 Lexington Avenue

New York, NY 10022-6069

+1.212.848.4000

March 30, 2018

Alexander’s, Inc.

210 Route 4 East

Paramus, New Jersey 07652

Alexander’s, Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Alexander’s, Inc. a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a registration statement on Form S-3ASR (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”) with the Securities and Exchange Commission relating to the offering from time to time, pursuant to Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of (i) the Company’s debt securities (the “Debt Securities”), (ii) warrants to purchase the Company’s debt securities (the “Debt Warrants”), (iii) shares of the Company’s preferred stock, par value $1.00 per share (the “Preferred Stock”), (iv) shares of the Company’s preferred stock represented by depositary shares (the “Depositary Shares”) and (v) shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”). The Debt Securities, the Debt Warrants, the Preferred Stock, the Depositary Shares and the Common Stock are collectively referred to as the “Securities.” The offering of the Securities will be as set forth in the prospectus contained in the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus (each, a “Prospectus Supplement”).

The Debt Securities will be issued in one or more series and may be either senior debt securities (the “Senior Debt Securities”) of the Company pursuant to an indenture to be executed between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Senior Trustee”), in substantially the form included in the Registration Statement (the “Senior Indenture”) or subordinated debt securities (the “Subordinated Debt Securities”) of the Company pursuant to an indenture to be executed between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Subordinated Trustee”), in substantially the form included in the Registration Statement (the “Subordinated Indenture”). The Debt Warrants will be issued under one or more debt warrant agreements (each, a “Debt Warrant Agreement”) to be entered into between the Company and a financial institution identified therein as warrant agent (each, a “Debt Warrant Agent”). The Preferred Stock will be issued in one or more series and the relative powers, designations, preferences, rights and qualifications, limitations or restrictions of such Preferred Stock will be set forth in one or more certificates of designations (each, a “Certificate of Designations”). The Depositary Shares will be issued under one or more deposit agreements (each, a

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“Deposit Agreement”) to be entered into between the Company and a financial institution identified therein as the depositary (the “Depositary”), in substantially the form included in the Registration Statement. Each Debt Warrant Agreement and Certificate of Designations will be in a form to be filed as an exhibit to a post-effective amendment to the Registration Statement or a Current Report on Form 8-K incorporated in the Registration Statement by reference. The Senior Indenture, the Subordinated Indenture, the Deposit Agreements and the Debt Warrant Agreements are collectively referred to herein as the “Opinion Documents.”

In that connection, we have reviewed originals or copies identified to our satisfaction of the following documents:

(a)	The form of Senior Indenture.

(b)	The form of Subordinated Indenture.

(c)	The form of Deposit Agreement.

(d)	The Registration Statement.

(e)	The Prospectus.

(f)	The amended and restated certificate of incorporation of the Company.

(g)	The by-laws of the Company, as amended.

(h)	The resolutions of the Board of Directors of the Company authorizing the Senior Indenture, the Subordinated Indenture and the Deposit Agreements and the issuance, offering and sale of the Securities (the “Resolutions”).

(i)	Such other records of the Company, certificates of public officials and officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

In our review of the Opinion Documents and other documents, we have assumed:

(a)	The genuineness of all signatures.

(b)	The authenticity of the originals of the documents submitted to us.

(c)	The conformity to authentic originals of any documents submitted to us as copies.

(d)	As to matters of fact, the truthfulness of the representations made in the Opinion Documents and in certificates of public officials and officers of the Company.

(e)	That each of the Opinion Documents will be the legal, valid and binding obligation of each party thereto, other than the Company, enforceable against each such party in accordance with its terms.

(f)	That the execution, delivery and performance by the Company of the Opinion Documents to which it is a party do not and will not result in any conflict with or breach of any agreement or document binding on it.

(g)	That, except with respect to Generally Applicable Law, no authorization, approval, consent or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company of any Opinion Document to which it is a party or, if any such authorization, approval, consent, action, notice or filing is required, it has been or will be duly obtained, taken, given or made and is or will be in full force and effect.

We have not independently established the validity of the foregoing assumptions.

“Generally Applicable Law” means the federal law of the United States of America, and the law of the State of New York (including in each case the rules or regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, the Opinion Documents or the transactions governed by the Opinion Documents, and for purposes of assumption paragraph (g) above and our opinions below, the General Corporation Laws of the State of Delaware. Without limiting the generality of the foregoing definition of Generally Applicable Law, the term “Generally Applicable Law” does not include any law, rule or regulation that is applicable to the Company, the Opinion Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Opinion Documents or any of its affiliates due to the specific assets or business of such party or such affiliate.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:

1. The Senior Indenture has been duly authorized and, when duly executed and delivered by the Company pursuant to the authority granted in the Resolutions and assuming due authorization, execution and delivery by the Senior Trustee, the Senior Indenture will constitute a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

2. The Subordinated Indenture has been duly authorized and, when duly executed and delivered by the Company pursuant to the authority granted in the Resolutions and assuming due authorization, execution and delivery by the Subordinated Trustee, the Subordinated Indenture will constitute a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

3. The Senior Debt Securities (including Senior Debt Securities issuable upon exercise of any Debt Warrants) have been duly authorized and, when the final terms thereof have been duly established and approved and when duly executed by the Company, in each case pursuant to the authority granted in the Resolutions, and authenticated by the Senior Trustee in accordance with the Senior Indenture and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company, such Senior Debt Securities will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Senior Indenture.

4. The Subordinated Debt Securities (including Subordinated Debt Securities issuable upon exercise of any Debt Warrants) have been duly authorized and, when the final terms thereof have been duly established and approved and when duly executed by the Company, in each case pursuant to the authority granted in the Resolutions, and authenticated by the Subordinated Trustee in accordance with the Subordinated Indenture and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company, such Subordinated Debt Securities will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Subordinated Indenture.

5. The Debt Warrant Agreements have been duly authorized and, when the final terms thereof have been duly established and approved, and when executed and delivered by the Company, in each case pursuant to the authority granted in the Resolutions, and assuming due authorization, execution and delivery thereof by the applicable Debt Warrant Agent, will constitute valid and legally binding instruments of the Company enforceable against the Company in accordance with their respective terms.

6. The Debt Warrants have been duly authorized and, when the final terms thereof have been duly established and approved and when certificates representing such Debt Warrants have been duly executed by the Company, in each case pursuant to the authority granted in the Resolutions, and when such certificates have been countersigned by the applicable Debt Warrant Agent in accordance with the applicable Debt Warrant Agreement and delivered and paid for by the purchasers thereof, such Debt Warrants will constitute valid and legally binding obligations of the Company entitled to the benefits of the applicable Debt Warrant Agreement.

7. The shares of Preferred Stock (including the Preferred Stock underlying the Depositary Shares) have been duly authorized and, when the final terms thereof have been duly established and approved by the Company in conformity with the General Corporation Law of the State of Delaware and the Company’s amended and restated certificate of incorporation, and certificates representing such shares have been duly executed by the Company, in each case pursuant to the authority granted in the Resolutions, and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company (which shall not be less than the par value of the Preferred Stock), and when all corporate action necessary for the issuance of such shares has been taken, including the adoption and filing of a Certificate of Designations, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

8. The Depositary Shares have been duly authorized and, when the applicable Deposit Agreement has been duly executed and delivered by the Company and the Depositary and the final terms of the Depositary Shares to be issued pursuant thereto have been duly established and approved, in each case pursuant to the authority granted in the Resolutions, and when the depositary receipts representing the Depositary Shares (the “Depositary Receipts”) have been duly executed by the Company and duly executed and countersigned by the Depositary in accordance with the terms of such Deposit Agreement, and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company, and when all corporate action necessary for issuance of Depositary Shares and the underlying shares of Preferred Stock has been taken, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Receipts and the applicable Deposit Agreement.

9. The shares of Common Stock (including shares of Common Stock issuable upon conversion of any issue of convertible Debt Securities or Preferred Stock) have been duly authorized and, when the terms of the issuance and sale of the applicable shares of Common Stock have been duly approved by the Company in conformity with the Company’s amended and restated certificate of incorporation and pursuant to the authority granted in the Resolutions, and when such shares of Common Stock are issued and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company (which shall not be less than the par value of the Common Stock), will be validly issued, fully paid and non-assessable.

Our opinions expressed above are subject to the following qualifications:

(a)	Our opinions are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers).

(b)	Our opinions are subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(c)	Our opinions are limited to Generally Applicable Law, and we do not express any opinion herein concerning any other law.

This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter and which might affect the opinions expressed herein.

We understand that this opinion is to be used in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption “Validity of the Securities.” In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Shearman & Sterling LLP

LLJ/RDG

KWL